Exhibit 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Three Rivers Bancorp, Inc. 401(k) Plan of our report dated January 31, 2001, with respect to the consolidated financial statements of Three Rivers Bancorp, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


Pittsburgh, Pennsylvania
March 14, 2001

                                                /s/ Ernst & Young LLP